UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): November 25, 2009
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On November 25, 2009, pursuant to the Settlement Agreement (the “Agreement”) dated November 25, 2009, by and among Phoenix Technologies Ltd. (the “Company”), Ramius Value and Opportunity Master Fund Ltd and the other entities and natural persons set forth on Exhibit A to the Agreement (collectively, the “Ramius Group”), the Company expanded its board of directors (the “Board”) to ten members, appointed Dale L. Fuller, Jeffrey C. Smith, Edward Terino, Kenneth Traub and Patrick Little (collectively, the “Ramius Appointees”) as directors effective immediately, appointed Mr. Smith as the chairman of the Board and appointed Messrs. Fuller, Smith and Terino to the Nominating and Corporate Governance Committee of the Board. Pursuant to the Agreement, the Company also agreed that prior to the time it mails its definitive proxy statement for the 2010 Annual Meeting of Stockholders of the Company (the “2010 Annual Meeting”), it will take all necessary actions to decrease the Board size from ten to nine and nominate the Ramius Appointees, along with four existing directors, for inclusion in the Company’s slate of nominees (the “2010 Nominees”).
          In addition, pursuant to the Agreement,
•	The Ramius Group have agreed to withdraw their Nomination Letter for the election of four directors at the 2010 Annual Meeting, which was described in the preliminary proxy statement on Schedule 14A filed on November 13, 2009 by the Ramius Group with the Securities and Exchange Commission.

•	The Ramius Group have agreed (1) to vote all shares of Common Stock of the Company beneficially owned by them and their affiliates in favor of the 2010 Nominees, (2) not to nominate any person for election at the 2010 Annual Meeting or submit any proposal for consideration or bring any other business before the 2010 Annual Meeting, (3) not to make any statements or engage in any activities in opposition to the 2010 Nominees and (4) to maintain beneficial ownership of at least 90% of the number of shares of Common Stock beneficially owned by the Ramius Group, excluding Messrs. Fuller, Terino, Traub and Little, as of the date of the Agreement through the conclusion of the 2010 Annual Meeting.

•	Mr. Smith has agreed to promptly resign from the Board if at any time after the 2010 Annual Meeting the Ramius Group’s aggregate beneficial ownership of Common Stock decreases to less than 2.5% of the Company’s then outstanding shares of Common Stock.

•	The Company has agreed to (1) recommend, support and solicit proxies for the election of the 2010 Nominees, (2) cause the Board to appoint replacement director(s) designated by the Ramius Group in the event any Ramius Appointee leaves the Board prior to the 2010 Annual Meeting, (3) not take any action prior to the 2010 Annual Meeting to remove Mr. Smith as chairman of the board or Messrs. Fuller, Smith and Terino from the Nominating and Corporate Governance Committee and (4) to present for consideration at the 2010 Annual Meeting only matters related to the election of the 2010 Nominees, ratification of the Company’s independent public accounting firm, an amendment increasing the number of shares issuable under the Company’s 2007 Equity Incentive Plan and any proposals submitted by stockholders pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials.
       The full text of the Agreement is included as Exhibit 99.1 hereto and is incorporated herein by reference. The press release announcing these matters is attached as Exhibit 99.2 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Settlement Agreement dated November 25, 2009 by and between Phoenix Technologies Ltd. and the entities and natural persons listed on Exhibit A thereto.

99.2	Press Release entitled “Phoenix Technologies Adds Five Directors to Newly Created Board Seats, Reaches Agreement with Largest Shareholder” dated November 25, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement dated November 25, 2009 by and between Phoenix Technologies Ltd. and the entities and natural persons listed on Exhibit A thereto.

99.2	Press Release entitled “Phoenix Technologies Adds Five Directors to Newly Created Board Seats, Reaches Agreement with Largest Shareholder” dated November 25, 2009